UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 7, 2026

INNOVATE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Madison Ave., 12th Floor
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212) 235-2691

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VATE	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement

DBMG Sale
Transaction Agreement
On August 7, 2026, INNOVATE Corp., a Delaware corporation (the “Company”), entered into a Transaction Agreement (the “Transaction Agreement”) by and among the Company, IES Holdings, Inc., a Delaware corporation (“Buyer”), IES Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and DBM Global Intermediate Holdco Inc., a Delaware corporation (“Intermediate” and together with the Company, “Seller”). Pursuant to the Transaction Agreement, upon the terms and subject to the conditions thereof, (i) Seller will sell, and Merger Sub will purchase from Seller, approximately 91.21% of the outstanding shares of common stock of DBM Global, Inc., a Delaware corporation (“DBMG”) (the “Acquisition”) and (ii) immediately following the Acquisition, Merger Sub will merge with and into DBMG pursuant to Section 253 of the Delaware General Corporation Law (“DGCL”), with DBMG surviving the merger as a wholly owned subsidiary of Buyer (the “Merger” and, together with the Acquisition, the “Transaction”), for aggregate base purchase consideration valued at $650 million, subject to customary adjustments at closing for cash, working capital, indebtedness and transaction expenses of DBMG.
The Transaction has been approved by the board of directors of each of the Company, Intermediate, Buyer and Merger Sub. The parties currently expect the Transaction to close in the quarter ending December 31, 2026, subject to the satisfaction of customary closing conditions.
Consideration payable to Seller, representing Seller’s approximately 91.21% pro rata share of the purchase price, will consist of (i) 215,487 shares of the Buyer’s common stock, par value $0.01 per share (the “Stock Consideration”), equal to the quotient of (a) $140 million divided by (b) $649.69 (the reference price used for calculating the Stock Consideration pursuant to the terms of the Transaction Agreement) and (ii) approximately $453 million in cash (subject to customary adjustments). Each of the other DBMG stockholders, collectively representing the remaining approximately 8.79% of outstanding shares of DBMG common stock, will be entitled to receive its pro rata share of the purchase price entirely in cash (subject to customary adjustments), unless such stockholder has made a proper demand for appraisal in accordance with Section 262 of the DGCL. The cash consideration payable to Seller is subject to additional adjustments as set forth in the Transaction Agreement, to be finalized following delivery of a post-closing statement and, if necessary, resolution of any disputes through an independent accounting firm.
Additionally, Buyer will pay Seller $35 million in cash at the closing of the Transaction as compensation for costs and obligations to be borne by Seller in connection with a joint tax election under Section 338 of the Internal Revenue Code to be made with respect to the Transaction.
The Company intends to use all net proceeds from the Transaction to reduce its outstanding indebtedness. Specifically, the Company expects to use the net cash proceeds from the Transaction, as well as any proceeds from sale of the Stock Consideration, to (i) repay the Company’s revolving credit agreement with MSD PCOF Partners IX, LLC (the “Revolving Line of Credit”) (ii) mandatorily redeem the Company’s 10.500% Senior Secured Notes due 2027 (the “10.500% 2027 Senior Secured Notes”) within 15 days after receipt of such net cash proceeds, and (iii) following the indefeasible repayment and satisfaction in full in cash of all obligations under the 10.500% 2027 Senior Secured Notes and all other senior debt, apply remaining proceeds to its required offer to purchase the Company’s 9.5% Convertible Senior Secured Notes due 2027 (the “2027 Convertible Notes”) at a price in cash equal to 100% of the principal amount thereof (unless earlier redeemed), together with accrued and unpaid interest, if any, to the date of purchase. The Company expects that obligations under the Amended and Restated Credit Agreement dated May 20, 2025, by and among DBMG, the lenders party thereto from time to time and UMB BANK, N.A., will be repaid or otherwise satisfied at or before closing, which will reduce the cash proceeds available.
The closing of the Transaction is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any order enjoining, restraining or otherwise preventing the consummation the Acquisition, (iii) the clearance by the SEC of the information statement (the “Parent Information Statement”) to be filed by the Company at least 20 days prior to the closing date, (iv) the accuracy of the representations and warranties made by Seller and Buyer, subject to certain specified materiality standards and certain exceptions, (v) performance by Seller and Buyer of their respective covenants and agreements under the Transaction Agreement in all material respects, (vi) the absence of any Material Adverse Effect (as defined in the Transaction Agreement) since July 4, 2026 and (vii) the receipt by Buyer of duly executed copies of employment agreements with certain DBMG employees entered into concurrently with the

Transaction Agreement, each of which shall not have been terminated by the employees party thereto prior to August 28, 2026. Buyer’s obligations under the Transaction Agreement are not conditioned on receipt of financing.
The Company expects the Transaction to be taxable for U.S. federal income tax purposes.
The Company made customary representations, warranties and covenants in the Transaction Agreement, including, among others, and subject to certain exceptions, covenants to use reasonable best efforts to cause DBMG and its subsidiaries to conduct its business and operations in the ordinary course consistent with past practice during the period between the date of the Transaction Agreement and the earlier of the closing date of the Transaction and the termination of the Transaction Agreement, as well as covenants not to engage in specified types of actions during this period. The Transaction Agreement also contains certain non-competition and non-solicitation provisions, pursuant to which the Company has agreed, for a period of five (5) years following the closing of the Transaction, to, subject to certain exceptions, not to engage in, or to enter into any business arrangement with or acquire any equity interests in any person engaging in, any business that is the same as, substantially similar to, or competitive with any business conducted by DBMG or its subsidiaries as of the effective time of the Merger, in each case within the territories in which DBMG or its subsidiaries conduct, or have conducted business operations or have had customers during the 24 months prior to the effective time of the Merger.
Subject to certain terms and conditions and limitations set forth in the Transaction Agreement, the Company has agreed to indemnify the Buyer and certain related persons for losses arising in certain circumstances, including (i) breaches of representations and warranties of Seller, (ii) breaches of covenants or agreements made by or on behalf of Seller, (iii) certain tax matters, and (iv) claims with respect to fraud.
Holders of a majority of the voting power of the outstanding shares of capital stock of the Company have executed and delivered an irrevocable written consent approving the Transaction Agreement and the transactions contemplated thereby, for purposes of Section 271 of the DGCL. In connection with the Transaction, the Company will prepare and file with the SEC the Parent Information Statement on Schedule 14C and will mail the Parent Information Statement to the Company’s stockholders of record at least 20 days prior to the closing date of the Transaction.
The Transaction Agreement contains certain termination rights, including that either Seller or Buyer may terminate the Transaction Agreement if, subject to certain limitations, the Transaction has not closed by the date that is six months after the date of the Transaction Agreement, subject to up to two automatic three-month extensions under certain circumstances. No termination fee shall be payable by either party in connection with any such termination; however, termination of the Transaction Agreement will not relieve any party from liability for any Willful and Material Breach (as defined in the Transaction Agreement) of any covenant or agreement set forth in the Transaction Agreement.
Under the Transaction Agreement, the Stock Consideration will be subject to a lock-up period following closing of the Transaction, which will expire upon the earlier to occur of 60 days after the closing date of the Transaction and the date that the registration statement for the resale of the registration statement to register the resale by Seller of all shares received as Stock Consideration (the “Registration Statement”) is declared effective. The Transaction Agreement provides that Buyer will use its commercially reasonable efforts (i) if eligible for automatic effectiveness, to file the Registration Statement on an automatically effective basis promptly after it files its Annual Report on Form 10-K in respect of its fiscal year ended September 30, 2026 or (ii) otherwise to file the Registration Statement as promptly as practicable following the closing of the Transaction. The Stock Consideration will be subject to additional terms and conditions set forth in a Lock-Up Agreement to be entered into by the Company and Buyer at the closing of the Transaction. The cash portion of the proceeds that Seller receives from the Transaction will not of itself be sufficient to repay the Company debt instruments that will come due, and the amount of proceeds received from any sale of the stock portion of the consideration for the Transaction will depend upon market prices at the time of such sale. As a result, if the lock up period described above has not expired by the time at which the Company is required to repay its debt instruments, the Company would need to secure financing to make those payments, or secure payment extensions, in order to apply funds from sale of the stock portion of the DBMG Sale consideration to repayment of those instruments.
The foregoing description of the Transaction Agreement does not purport to be complete and is qualified in its entirety by reference to the Transaction Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The Transaction Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Buyer or any of their respective affiliates. In particular, the representations and warranties contained in the Transaction Agreement were made only for the purposes of the Transaction Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Transaction Agreement. The representations and warranties contained in the Transaction Agreement may be subject to limitations agreed upon by the parties to the Transaction Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Transaction Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Transaction Agreement. Moreover, certain representations and warranties in the Transaction Agreement may be subject to a standard of materiality provided for in the Transaction Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors are not third-party beneficiaries under the Transaction Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Buyer or any of their subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Transaction Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties that is or will be contained in, or incorporated by reference into, documents that the Company has filed or will file with the Securities and Exchange Commission (the “SEC”).
The Transaction, together with the previously announced merger of HC2 Broadcasting Holdings Inc. and its subsidiaries with CONX Corp. (the “Spectrum Merger”), will, if completed, substantially reshape the Company’s business. If consummated, the Transaction and the Spectrum Merger would eliminate substantially all of the Company's consolidated operating revenue, and the Company's assets would consist largely of net proceeds of the Transaction remaining after required payments of indebtedness (including any proceeds from a sale of the Stock Consideration), of which the Company expects there to be none, the Company's minority interest in the entity surviving the Spectrum Merger, the Company's remaining Life Sciences segment and limited remaining Other segment activities. In addition, following completion of the Transaction and the Spectrum Merger, the Company expects that it may become classified as an inadvertent investment company under the Investment Company Act of 1940, as amended, and intends to rely on the “transient investment company” exclusion under Rule 3a-2 thereunder. As a result, the Company’s past financial results may not be a reliable indicator of future performance and historical trends should not be unduly used to anticipate results or trends in future periods. Important related information is set forth under “Risk Factors” in the prospectus supplement dated August 10, 2026 filed by the Company with the SEC.
Supplemental Indentures
In connection with the Transaction, on August 7, 2026, the Company, certain subsidiary guarantors, and U.S. Bank Trust Company, National Association, as trustee and collateral trustee, entered into two supplemental indentures: (i) a supplemental indenture (the “Senior Secured Notes Supplemental Indenture”) to the Indenture, dated August 4, 2025 (the “Senior Secured Notes Indenture”), governing the 10.500% 2027 Senior Secured Notes and (ii) a supplemental indenture (together with the Senior Secured Notes Supplemental Indenture, the “DBMG Supplemental Indentures”) to the Indenture, dated August 4, 2025 (the “2027 Convertible Notes Indenture” and, together with the Senior Secured Notes Indenture, the “Indentures”), governing the 2027 Convertible Notes. Each DBMG Supplemental Indenture was entered into with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes of the applicable series voting as a single class and, with respect to the release of liens on collateral securing the Notes, with the approval of holders of at least 66 2/3% of the aggregate principal amount of the Notes of the applicable series. Each DBMG Supplemental Indenture amended the applicable indenture to, among other things, permit and provide for the Transaction and waive any and all defaults, events of default or other defaults that may have occurred, or that may arise under the Indentures as a result thereof. Pursuant to the Senior Secured Notes Supplemental Indenture, the Transaction will not constitute an “Asset Sale” or a “Change of Control” under the Senior Secured Notes Indenture, and net cash proceeds from the Transaction, after any permitted repayment of revolving debt under the Revolving Line of Credit, must be applied to redeem the 10.500% 2027 Senior Secured Notes within 15 days after receipt. In addition, the 2027 Convertible Notes Indenture requires that the Company make an offer to purchase the 2027 Convertible Notes at a price in cash equal to 100% of the principal amount thereof (unless earlier redeemed), together with accrued and unpaid interest, if any, to the date of purchase, for settlement within 45 days of closing the Transaction. Under each DBMG Supplemental Indenture, all net cash proceeds of the Transaction are required to be held in a deposit account subject to a control agreement, and all non-cash proceeds of the Transaction are required to be subject to a valid and enforceable perfected lien in favor of the collateral trustee for the benefit of the holders of the applicable series of Notes. Each DBMG Supplemental Indenture also provides for the release of liens on collateral disposed of in connection with the Transaction.
The foregoing description of the DBMG Supplemental Indentures is a summary and is qualified in its entirety by reference to each of the Supplemental Indentures, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

At-the-Market Offering
On August 10, 2026, the Company entered into an Open Market Sale AgreementSM (the “Sales Agreement”) with Jefferies LLC (“Jefferies”). Under the Sales Agreement, the Company may offer and sell, from time to time, through Jefferies as its sales agent, shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”). Pursuant to a prospectus supplement to be filed on August 10, 2026 (the “Prospectus Supplement”), the Company may offer and sell Shares having an aggregate offering amount not exceeding $31,000,000.
The Company is not obligated to sell any Shares under the Sales Agreement. Upon delivery of an issuance notice and subject to the terms and conditions of the Sales Agreement, Jefferies will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may specify, subject to certain limitations. Under the Sales Agreement, Jefferies may sell Shares in (i) negotiated transactions with the consent of the Company or (ii) by any method that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including block transactions, sales made directly on the New York Stock Exchange or sales made into any other existing trading market of the Common Stock. The Company will pay Jefferies a commission equal to 3.0% of the gross sales proceeds of any Shares sold through Jefferies under the Sales Agreement. The Company has also provided Jefferies with customary indemnification and contribution rights. The Sales Agreement contains customary representations and warranties and conditions to the placements of Shares pursuant thereto. The offering of Shares pursuant to the Sales Agreement will terminate as permitted therein.
The issuance and sale, if any, of Shares under the Sales Agreement will be made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-274760), filed with the SEC on September 29, 2023 and declared effective on October 6, 2023, including the prospectus, dated October 6, 2023, and the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement nor shall there be any offer, solicitation or sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company, has issued a legal opinion relating to the validity of the Shares. A copy of such legal opinion, including the consent included therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The foregoing description of the material terms of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, which is attached hereto as Exhibit 1.2 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure
On August 10, 2026, the Company issued a press release announcing the transactions contemplated by the Transaction Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Forward Looking Statements
Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally relate to future events, including statements regarding completion and anticipated timing of the closing of the Transaction; the terms and expected benefits of the Transaction to the Company; the expected consideration to be received by the Company and other DBMG shareholders; the Company’s strategy with respect to its capital structure; and the Company's intended use of proceeds from the Transaction and the offering of Shares under the Sales Agreement. You are cautioned that such statements are not guarantees of future performance and that the Company’s actual results may differ materially from those set forth in the forward-looking statements. All of these forward-looking statements are subject to risks and uncertainties that may change at any time. Factors that could cause the Company’s actual expectations to differ materially from these forward-looking statements include, but are not limited to (i) the failure to complete the proposed Transaction on anticipated terms and timing or at all; (ii) the failure to obtain any required regulatory approvals in a timely manner or at all, or the imposition of conditions in connection with such approvals; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Transaction Agreement; (iv) the effect of the announcement or pendency of the Transaction on the Company’s or DBMG’s business; (v) macroeconomic conditions; (vi) the Company's ability to sell Shares under the Sales Agreement on favorable terms or at all; and (vii) the other factors under the heading “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in the prospectus supplement dated August 10, 2026 filed by the Company with the SEC. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. The Company does not undertake any obligation to publicly update or revise forward-looking statements to reflect subsequent developments, events, or circumstances, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(b)    Pro Forma Financial Information

The unaudited pro forma condensed financial information of the Company giving effect to the Transactions is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

(d)    Exhibits

Exhibit No.	Description
1.1	Transaction Agreement dated August 7, 2026, by and among INNOVATE Corp., DBM Global Intermediate Holdco Inc., IES Holdings, Inc. and Merger Sub
1.2	Open Market Sale AgreementSM, dated August 10, 2026, by and between INNOVATE Corp. and Jefferies LLC
5.1	Legal Opinion of Cleary Gottlieb Steen & Hamilton LLP
10.1
Supplemental Indenture, dated as of August 7, 2026, by and among INNOVATE Corp., the Subsidiary Guarantors named therein, and U.S. Bank Trust Company, National Association, relating to the Company’s 10.500% Senior Secured Notes due 2027

10.2
Supplemental Indenture, dated as of August 7, 2026, by and among INNOVATE Corp., the Subsidiary Guarantors named therein, and U.S. Bank Trust Company, National Association, relating to the Company’s 9.5% Convertible Senior Secured Notes due 2027

99.1	Press release issued by INNOVATE Corp., dated August 10, 2026, titled “INNOVATE Agrees to $650 Million Sale of DBM Global to IES Holdings”
99.2	Unaudited Pro Forma Condensed Consolidated Financial Information of INNOVATE Corp.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2026

INNOVATE Corp. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer